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                                                                    EXHIBIT 23.6

                      CONSENT OF PAINEWEBBER INCORPORATED

    We hereby consent to the use of our opinion letter dated January 26, 1999 to the Board of Directors of Agouron Pharmaceuticals, Inc. included as Annex C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger Agouron Pharmaceuticals, Inc. with Warner-Lambert Company and to the references to such opinion in such Prospectus/Proxy Statement in the "Summary", "The Merger: Background of the Merger", "The Merger: Reasons for the Merger; Recommendation of the Agouron Board", and "Opinion of PaineWebber" sections. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      PAINEWEBBER INCORPORATED

                                      By /s/ PaineWebber Incorporated

April 16, 1999
New York, New York